UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 15, 2005
(Date of earliest event reported)

DCAP GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1158 Broadway, Hewlett, NY 11557
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (516) 374-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

______	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

______	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

______	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

______	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2005, a subsidiary of DCAP Group, Inc. entered into an Asset Purchase Agreement with regard to the acquisition of substantially all of the assets of Accurate Agency of Western New York, Inc., Louisons Associates Limited and Accurate Agency, Inc., insurance brokerage firms with a total of four offices located in and around Rochester, New York. The purchase price for the assets is $1,600,000. There are a number of conditions to the closing of the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCAP GROUP, INC.

Date: November 21, 2005	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President